MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES Date Received This document Is effective on the date filed.unless a subsequent effective date within 90 days after received date Is stated in the document. - Name James P. Klarr EFFECTIVE DATE: Address 1284 North Telegraph Road City State ZIP Code Monroe Ml 48162 MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES Date Received This document Is effective on the date filed.unless a subsequent effective date within 90 days after received date Is stated in the document. - Name James P. Klarr EFFECTIVE DATE: Address 1284 North Telegraph Road City State ZIP Code Monroe Ml 48162 Exhibit 3.4 BCSICD-515 (Rev. 11/11)  Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office. CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Profit and Nonprofit Corporations (Please read information and instructions on the last page) Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:  1. The present name of the corporation is: La-Z-Boy Incorporated  2. The identification number assigned by the Bureau is: 090657   3. Article IX of the Articles of Incorporation is hereby amended to read as follows: deleted in its entirety and replaced with: [RESERVED FOR FUTURE USE] COMPLETE ONLY ONE OF THE FOLLOWING:  4. Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees. The foregoing amendment to the Articles of Incorporation was duly adopted on the ___________________ day of ____________, ______, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees. Signed this day of _ (Signature} (Signature} (Type or Print Name) (Type or Print Name) {Signature) (Signature)  (Type or Print Name) (Type or Print Name)   5. Profit Corporation Only: Shareholder or Board Approval The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 22nd day of August , 2012 ,by the: (check one of the following) [ X ] shareholders at a meeting in accordance with Section 611(3} of the Act. [ ] written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.) [ ] written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act. [ ] board of a profit corporation pursuant to section 611(2) of the Act. Profit Corporations and Professional Service Corporations Signed this 22 day of August , 2012 By /s/ Kurt L. Darrow (Signature of an authorized officer or agent) Kurt L. Darrow, Chairman of Board, CEO & President (Type or Print Name)